THIRD AMENDMENT OF LEASE


             THIS THIRD AMENDMENT OF LEASE is made as of the 30th day of September, 1996, by and between OPTA FOOD INGREDIENTS, INC., a Delaware corporation, with an address of 25 Wiggins Avenue, Bedford, Massachusetts (the "Lessor"), successor in interest to Springfield Institution for Savings, and HOLOMETRIX, INC., a Delaware corporation having a principal office at 25 Wiggins Avenue, Bedford, Massachusetts and Tytronics Incorporated, a Massachusetts corporation having a principal place of business at 25 Wiggins Avenue, Bedford, Massachusetts, (together the "Lessee").

                                 R E C I T A L S:

             A.   Reference is hereby made to a certain Lease, dated
        June 28, 1991, by and between Griffith Bedford Realty Trust, predecessor in interest to Springfield Institution for Savings as lessor and Lessee as lessee, demising certain premises (the "Premises") located at 25 Wiggins Avenue, Bedford, Middlesex County, Massachusetts, as amended by First Amendment of Lease (the "First Amendment") dated August 19, 1993 and by Second Amendment of Lease (the "Second Amendment") dated January 15, 1995 (together, the "Lease");

             B. Lessor and Lessee are the current holders, respectively, of the landlord and tenant interest under the Lease.

             C. Lessor and Lessee wish to amend the Lease upon such terms and conditions as are hereinafter provided.


                               A G R E E M E N T S:

             IN CONSIDERATION OF One ($1.00) Dollar, the mutual covenants as hereinafter contained and other good and valuable consideration, Lessor and Lessee agree to amend the Lease, effective as of the date hereof, as follows:

             1. The term of the Lease shall be extended for three (3) years, commencing October 1, 1996 and expiring on September 30, 1999; provided, however, that from and after October 1, 1997, Lessor and Lessee shall each have the right to terminate the Lease, by 90 days written notice to the other.

             2. Base Rent under Article III, Section 1 of the Lease is revised as follows; Annually, for the period October 1, 1996 through September 30, 1997, the amount of Sixty Eight Thousand Four Hundred ($68,400) Dollars payable in equal monthly installments of Five Thousand Seven Hundred ($5,700) Dollars; for the period October 1, 1997 through September 30, 1998, the amount of Seventy Six Thousand ($76,000) Dollars, payable in equal




        monthly installments of Six Thousand Three Hundred Thirty Three and Thirty Three One Hundredths ($6,333.33) Dollars; and for the period October 1, 1998 through September 30, 1999, the amount of Eighty Three Thousand Six Hundred ($83,600) Dollars payable in equal monthly installments of Six Thousand Nine Hundred Sixty-six and Sixty-six One Hundredths ($6,966.66) Dollars.

             3.   Section 2 of the Second Amendment is hereby deleted.

             4. Article XXII, Section 11 of the Lease is hereby deleted and replaced by the following:

        Assignment or Subletting. (a) Lessee shall not mortgage, pledge, hypothecate, or assign this Lease or sublease the Premises or any portion thereof (which term shall be deemed to include any arrangement pursuant to which a third party is permitted by Lessee to occupy all or any portion of the Premises), without obtaining, an each occasion, the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole discretion.

        (b) If Lessee wishes to assign this Lease or sublease all or any portion of the Premises, Lessee shall so notify Lessor in writing and request Lessor's consent thereto. Such notice shall include
        (i) the name of the proposed assignee or sublessee, (ii) a general description of the types of business conducted by the proposed assignee or sublessee and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity, (iii) such financial information concerning the proposed assignee or sublessee as Lessor may reasonably require, and (iv) all terms and provisions upon which such assignment or sublease is proposed to be made. Lessor shall have twenty (20) days from the day on which it receives Lessee's notice and such require information to give notice to Lessee that either (i) Lessor consents to such assignment or sublease, or (ii) Lessor withholds its consent to such assignment or sublease, or (iii) where applicable, Lessor is exercising its right of recapture pursuant to paragraph (e) below.

        (c) If Lessor consents to an assignment or sublease: (i) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease; (ii) Lessee shall remain primarily liable to Lessor hereunder (which liability shall be joint and several with the assignee or sublessee); and (iii) if the aggregate rent and other amounts payable to Lessee under or in connection with such assignment or sublease, after deduction of the costs reasonably incurred by Lessee in entering into such assignment or sublease (including, without limitation, reasonable attorneys' fees, brokerage commissions and alteration costs amortized on a straight-line basis over the term of such sublease), exceeds the rent and other amounts payable hereunder, Lessee shall pay to Lessor, as Additional Rent, one-half (1/2) of the amount of such excess immediately upon receipt thereof by Lessee.

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        (d)  If Lessor withholds its consent to such assignment or sublease, Lessee shall not enter into the proposed assignment or sublease with such person or entity.

        (e) If Lessor so elects, it shall have the right to consider Lessee's request for Lessor's consent to any assignment of the Lease, or a request for Lessor's consent to a sublease, as an offer to Lessor to release from this Lease that portion of the Premises which is proposed to be the subject of such sublease for the term of such proposed sublease or, in the case of a proposed assignment of this Lease, the entire Premises for the entire Lease Term. If Lessor accepts such offer, then (i) in the case of a proposed sublease, this Lease shall be deemed to be amended as of the proposed effective date of such sublease so as to delete the portion of the Premise which would have been subject thereto from the Premises for purposes of this Lease (with a commensurate adjustment in Rent and the percentage representing Lessee's Proportionate Share) for the remaining term of the Lease, or (ii) in the case of a proposed assignment, this Lease shall terminate as of the proposed effective date of such assignment as if such date was the last day of the Lease Term.

        (f) Regardless of whether Lessor grants such consent, Lessee shall reimburse Lessor on demand, as Additional Rent, for all out of pocket costs and expenses (including, without limitation, attorneys' fees) reasonably incurred by Lesser in responding to a request for such consent,

        (g) Lessee shall not be entitled to enter into any assignment or sublease, or to request Lessor's consent thereto, during the continuance of an Event of Default hereunder by Lessee.

        (h) Any assignment or sublease entered into pursuant to this Section shall be subject to all or the terms and provisions of the Lease, including without limitation this Section. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of a default hereunder, collect rent from such assignee or sublessee, and apply the net amount collected against Lessee's obligations hereunder, but no such assignment or sublease or collection shall be deemed an acceptance by Lessor of such assignee or sublessee as a lessee hereunder or as a release of the original named Lessee hereunder.

             5. Section 4 of the Second Amendment is revised by adding the following:

             If Lessor requires use of the storage area shown on Exhibit A to the Second Amendment, Lessee shall vacate the same upon 90 days written notice by Lessor. Further, Lessor agrees to maintain the storage area in a safe and neat condition. If Lessee is notified by any authority that the storage area is in violation of any law or regulation, Lessee shall immediately notify Lessor of the same. If such violation is not cured within





        forty-eight (48) hours of Lessee's receipt of notification thereof, or such shorter time as set forth in the notice to Lessee, all of Lessee's rights to the storage area shall terminate immediately. Since Lessee's access to the storage area is hereby limited, stored items should only be those needed on an infrequent basis.

             6. Lessee shall maintain the grounds outside in a neat and orderly manner, keep the loading dock clear of all obstructions, keep all trash in containers and retrain from feeding animals.

             7. Except as hereinabove amended, the Lease shall remain in full force and effect.

                                           LESSOR:

                                           OPTA FOOD INGREDIENTS, INC.



                                           By: /s/ Scott A. Kumf, CFO
                                           (Title)

                                           LESSEE:

                                           HOLOMETRIX, INC.



                                           By:_/s/ Gary E. Coutard,
                                           Manager, Finance and
                                           Administration_____
                                                     (Title)

                                           TYTRONICS INCORPORATED



                                           By:_/s/ Gary E. Coutard,
                                           Manager, Finance and
                                           Administration________
                                                     (Title)













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